UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39012	26-3808434
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200 Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 333-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Hiroyuki Okamoto from the Board of Directors

On November 23, 2021, Hiroyuki Okamoto submitted to Kura Sushi USA, Inc.’s (the “Company”) board of directors (“Board”) notice of his resignation from his position as a director of the Company, with such resignation effective as of November 30, 2021. Mr. Okamoto’s decision to resign did not result from any disagreement with the Company or its management on its operations, policies or practices.

Appointment of Carin L. Stutz to the Board of Directors

On November 23, 2021, the Board appointed Carin L. Stutz as a member of the Board to replace Mr. Okamoto’s vacated seat. Ms. Stutz will commence her service on the Board effective as of December 1, 2021 (the “Effective Date”) and shall continue to serve in such capacity until the Company’s 2022 annual meeting of stockholders or until her successor has been duly elected and qualified. In connection with her appointment, Ms. Stutz was also appointed to serve as a member of the Board’s Compensation Committee and Strategy and Development Committee, commencing as of the Effective Date.

There are no arrangements or understandings between Ms. Stutz and any other person pursuant to which Ms. Stutz was selected as a director of the Company, and there is no family relationship between Ms. Stutz and any of the Company’s other directors or executive officers. There are also no related party transactions between Ms. Stutz and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Stutz will be entitled to compensation and benefits as a director, which include an annual retainer of $80,000, comprised of $40,000 payable in cash and $40,000 payable in the form of Company stock options for shares of the Company’s Class A common stock, granted under the Company’s 2018 Incentive Compensation Plan (the “Incentive Compensation Plan”), which options will vest in full on the first anniversary of the grant date. At the commencement of Ms. Stutz’s service as a director, she will also be granted stock options under the Incentive Compensation Plan to purchase 3,000 shares of Class A common stock under the Incentive Compensation Plan, 750 of which will vest on the first anniversary of the grant date and 2,250 of which will vest in equal quarterly installments over the three-year period following the first anniversary of the grant date.  In connection with her appointment, Ms. Stutz and the Company will enter into the Company’s standard indemnification agreement, the form of which was previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2021.

Item 8.01	Other Events

On November 29, 2021, the Company issued a press release announcing the appointment of Ms. Stutz to the Board.  A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA SUSHI USA, INC.

Date:	November 29, 2021	By:	/s/ Steven H. Benrubi
		Name:	Steven H. Benrubi
		Title:	Chief Financial Officer, Treasurer and Secretary